SCHEDULE II

  				 INFORMATION WITH RESPECT TO
                 TRANSACTIONS EFFECTED DURING THE PAST SIXTY DAYS OR SINCE THE MOST RECENT FILING ON SCHEDULE 13D (1)

            				SHARES PURCHASED        AVERAGE
                        DATE            SOLD(-)             PRICE(2)

COMMON STOCK-OIL DRI CORP OF AMERICA

          GAMCO INVESTORS, INC.
                       4/05/04            2,000-           16.7250
                       3/15/04            4,000-           17.0875
                       2/10/04            5,000-           16.3880

(1) UNLESS OTHERWISE INDICATED, ALL TRANSACTIONS WERE EFFECTED
    ON THE NYSE.

(2) PRICE EXCLUDES COMMISSION.